Exhibit (a)(3)

                            FARMERS INVESTMENT TRUST

                        Establishment and Designation of
            Classes of Shares of Beneficial Interest, $.01 Par Value
                               (The "Instrument")

         The undersigned, being all of the Trustees of Farmers Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.13 of the Trust's Declaration of Trust dated October 26, 1998 (the "Declaration of Trust"), hereby divide the authorized and unissued shares of beneficial interest (the "Shares") of each series of the Trust heretofore designated as Balanced Portfolio, Growth Portfolio, Growth with Income Portfolio, Income Portfolio and Income with Growth Portfolio, respectively (each individually a "Fund" or collectively the "Funds"), into the two classes designated below in paragraph 1 (each a "Class" and collectively the "Classes"), each Class to have the special and relative rights specified in this Instrument:

         1.       The Classes shall be designated as follows:

                          Balanced Portfolio Class A
                          Balanced Portfolio Class B
                          Growth Portfolio Class A
                          Growth Portfolio Class B
                          Growth with Income Portfolio Class A
                          Growth with Income Portfolio Class B
                          Income Portfolio Class A
                          Income Portfolio Class B
                          Income with Growth Portfolio Class A
                          Income with Growth Portfolio Class B

         2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         3. Upon the effective date of this Instrument:

                  a. Each Share of each Class of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Trust shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Funds or one or more Classes, in which case only the Shareholders of such Fund or Funds, Class or Classes, shall be

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         entitled to vote thereon.  Unless otherwise determined by the Trustees, any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust. The Trustees may, in conjunction with the establishment of any additional series or class of shares of the Trust, establish or reserve the right to establish conditions under which the several series or classes shall have separate voting rights or no voting rights.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

         Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts.

                                               FARMERS INVESTMENT TRUST


                                               /s/Dennis P. Gallagher
                                               ----------------------------
                                               Dennis P. Gallagher, as Trustee


                                               /s/Caroline Pearson
                                               ----------------------------
                                               Caroline Pearson, as Trustee

                                               /s/Daniel Pierce
                                               ----------------------------
                                               Daniel Pierce, as Trustee


Dated February 3, 1998


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